UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 14, 2011

E Global Marketing, Inc.
(Exact name of registrant as specified in its charter)

New York	333-156531	20-5518632
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

346 Kings Way, South Melbourne

Victoria 3205, Australia
(Address of principal executive offices)

With copies to

Daniel H. Luciano

Attorney-at-Law

242A West Valley Brook Road

Califon, New Jersey 07830

908-328-3731

Registrant’s telephone number, including area code:
+613 9690 1077

1730 62nd Street

Brooklyn, New York 11204

(Former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2011, the Company appointed Norm Klein as its Vice President and Secretary. Previously, Mr. Klein was appointed a director of the Company on December 9, 2010. Coincident with Mr. Klein’s appointment, Mr. William Tien resigned in his capacity as Secretary of the Company. Mr. Tien remains as the Company’s Chairman, President, Chief Executive Officer and Chief Financial Officer.

Mr. Klein (age 60) has over twenty years of experience working in manufacturing and process control with major companies. From 1972 to 1993, Mr. Klein was employed at Procter & Gamble, where he was responsible for the operational aspects of the company's Metamucil business. Mr. Klein provided the leadership role for a $60 million manufacturing plant expansion and managed an operating budget in excess of $30 million. Since 2001, Mr. Klein has been Chief Financial Officer, Chief Operating Officer and a director of Eastbridge Investment Group Corp (“Eastbridge”), a US reporting company, is traded on the Over the Counter-Bulletin Board. Eastbridge owns approximately 5.5% of the Company’s outstanding common stock.

There are no family relationships between our officers and/or directors. There have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new officer had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which Mr. Klein is a party or in which he participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Mr. Klein serves in such officer capacity at the discretion of the Board. Other than as described herein, there is no arrangement or understanding between Mr. Klein and any other person pursuant to which Mr. Klein was elected as an officer. Presently, there is compensation or other arrangement between the Company and Mr. Klein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E Global Marketing, Inc.

Date: January 18, 2011	By:	/s/ William Tien -------------------
	Name:	William Tien
	Title:	President

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